Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 16

JANUARY 30, 2017	GERMAN AMERICAN BANCORP, INC. (GABC) POSTS 7th CONSECUTIVE YEAR OF RECORD ANNUAL EARNINGS & ANNOUNCES CASH DIVIDEND INCREASE

Jasper, Indiana: January 30, 2017 -- German American Bancorp, Inc. (NASDAQ: GABC) reported that the Company has achieved record earnings for the year ended on December 31, 2016, marking the 7th consecutive year that the Company has attained this level of performance. This record financial performance in 2016 continues a trend of exceptional performance by German American, as the Company has consistently delivered double-digit returns on shareholders’ equity over the course of the past twelve fiscal years.

The Company’s 2016 net income of $35.2 million, or $2.36 per share, was an increase of approximately 4%, on a per share basis, over its previous record annual net income of $30.1 million, or $2.27 per share, reported in 2015. Fourth quarter earnings in the current year of $10.1 million, or $0.66 per share, represented an increase of approximately 14%, on a per share basis, relative to 2015 fourth quarter results of $7.7 million, or $0.58 per share. The Company’s 2016 reported net income was inclusive of ten month’s operations of River Valley Bancorp, following completion of the merger transaction on March 1, 2016, and reflected merger related costs totaling approximately $4.3 million, or $2.7 million on an after-tax basis, representing approximately $0.18 per share.

The 2016 record performance was largely attributable to an increased level of net interest income and net interest margin, driven primarily by a higher level of average loans outstanding and a portfolio mix shift within the Company’s securities portfolio to a higher percentage of non-taxable municipal securities. 2016 year-end loans outstanding increased by approximately $425 million, or 27%, from the prior year-end level. The year-over-year increase in loans outstanding was largely due to the acquisition of River Valley, as well as organic growth, exclusive of the impact of the River Valley acquisition, of approximately $118 million, or 8%.

Commenting on the Company’s continuation of record financial performance in 2016, Mark A. Schroeder, German American’s Chairman & CEO, stated, "Our exceptionally strong 2016 financial performance was driven by a combination of both merger-related expansion and organic growth within our existing market footprint. The acquisition of River Valley Bancorp in March provided an opportunity to enter the vibrant Southeast Indiana area. With a well connected team of financial professionals and an established branch network along the I-65 corridor between our existing Columbus, Indiana presence and the Indiana counties of Clark and Floyd, which are a rapidly growing component of the greater Louisville, Kentucky market area, the inclusion of River Valley positions us very well for future growth within this market area. We have already seen significant community banking opportunities within these markets, and we fully expect these new markets for German American will provide significant growth potential going forward.”

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 16

Schroeder continued, “Perhaps most importantly, we were able to successfully complete the merger integration of River Valley during 2016 while remaining focused on enhancing our market share within our existing footprint. Exclusive of River Valley, we were also able to generate approximately $118 million in year-over-year loan growth within our existing branch network, which represents the 2nd consecutive year in which we were able to generate approximately 8% organic loan growth. The relative level of employment within our markets in 2016 remained among the strongest in the state, and compared favorably to national statistics. A testament to the local business environment, this combination of economic strength and stability throughout our Southern Indiana market area in 2016 afforded us the opportunity, as a banking organization, to provide our clients with a wide array of financial products and services.”

The Company also announced that it was increasing the level of its regular quarterly cash dividend. German American's Board of Directors declared a regular quarterly cash dividend of $0.19 per share, which will be payable on February 20, 2017 to shareholders of record as of February 10, 2017. This level of regular quarterly cash dividend represents approximately a 6% increase above the Company’s prior quarterly cash dividend level. This is the 5th consecutive year of annual dividend increases.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 16

Balance Sheet Highlights

Total assets for the Company decreased to $2.956 billion at December 31, 2016, representing a decline of $23.5 million, or 3% on an annualized basis, compared with September 30, 2016 and an increase of $582.3 million compared with December 31, 2015. The year-over-year increase was largely attributable to the acquisition of River Valley Bancorp ("River Valley") and its banking subsidiary River Valley Financial Bank effective March 1, 2016. River Valley's total assets as of the effective date of the merger totaled approximately $516.3 million.

December 31, 2016 total loans declined $12.7 million, or 3% on an annualized basis, compared with September 30, 2016 and increased $425.3 million, or 27%, compared with December 31, 2015. The decline during the fourth quarter of 2016 was largely related to payoff activity of several commercial real estate projects in addition to pay-down activity on commercial lines of credit. The year-over-year increase was largely attributable to the acquisition of River Valley as well as growth within the Company's existing branch network, excluding River Valley, which totaled approximately $118 million, or 8% growth.

End of Period Loan Balances	12/31/2016	9/30/2016	12/31/2015
(dollars in thousands)

Commercial & Industrial Loans	$457,372	$469,255	$418,154
Commercial Real Estate Loans	856,094	862,998	618,788
Agricultural Loans	303,128	299,080	246,886
Consumer Loans	193,520	186,854	147,931
Residential Mortgage Loans	183,290	187,903	136,316
	$1,993,404	$2,006,090	$1,568,075

Non-performing assets totaled $4.0 million at December 31, 2016 compared to $5.5 million of non-performing assets at September 30, 2016 and $3.5 million at December 31, 2015. Non-performing assets represented 0.14% of total assets at December 31, 2016 compared to 0.18% of total assets at September 30, 2016 and 0.15% of total assets at December 31, 2015. Non-performing loans totaled $3.8 million at December 31, 2016 compared to $5.1 million at September 30, 2016 and $3.3 million of non-performing loans at December 31, 2015. Non-performing loans represented 0.19% of total loans at December 31, 2016 compared to 0.25% at September 30, 2016 and 0.21% at December 31, 2015. The decline in non-performing assets and non-performing loans during the fourth quarter of 2016 compared with September 30, 2016 levels was attributable to both a decline in non-performing loans acquired in the River Valley merger transaction and payoff of a non-accrual commercial real estate credit relationship unrelated to River Valley.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 16

Non-performing Assets
(dollars in thousands)
	12/31/2016	9/30/2016	12/31/2015
Non-Accrual Loans	$3,793	$4,906	$3,143
Past Due Loans (90 days or more)	2	191	143
Total Non-Performing Loans	3,795	5,097	3,286
Other Real Estate	242	355	169
Total Non-Performing Assets	$4,037	$5,452	$3,455

Restructured Loans	$28	$50	$2,203

The Company’s allowance for loan losses totaled $14.8 million at December 31, 2016 compared to $15.2 million at September 30, 2016 and $14.4 million at December 31, 2015. The allowance for loan losses represented 0.74% of period-end loans at December 31, 2016 compared with 0.76% of period-end loans at September 30, 2016 and 0.92% of period-end loans at December 31, 2015. The year-over-year decline in the allowance for loan loss as a percent of total loans was the result of the acquisition of River Valley. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $10.0 million as of December 31, 2016, $11.1 million at September 30, 2016 and $3.0 million at December 31, 2015.

Total deposits increased $19.9 million, or 3% on an annualized basis, as of December 31, 2016 compared with September 30, 2016 and increased $523.2 million compared with December 31, 2015. The increase in total deposits as of December 31, 2016 compared with year-end 2015 was largely attributable to the acquisition of River Valley which had total deposits of approximately $405.4 million as of the effective date of the merger.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 16

End of Period Deposit Balances	12/31/2016	9/30/2016	12/31/2015
(dollars in thousands)

Non-interest-bearing Demand Deposits	$571,989	$534,620	$465,357
IB Demand, Savings, and MMDA Accounts	1,399,381	1,361,522	1,054,983
Time Deposits < $100,000	207,824	214,235	186,859
Time Deposits > $100,000	170,357	219,286	119,177
	$2,349,551	$2,329,663	$1,826,376

Results of Operations Highlights - Year ended December 31, 2016

Net income for the year ended December 31, 2016 totaled $35,184,000 or $2.36 per share, an increase of $5,120,000, or approximately 4% on a per share basis, from the year ended December 31, 2015 net income of $30,064,000 or $2.27 per share. The 2016 results of operations included ten month's operations of River Valley and were impacted by merger related charges associated with the closing of the River Valley transaction which was effective March 1, 2016. These merger related charges totaled approximately $4,318,000, or $2,725,000 on an after tax basis, which represented approximately $0.18 per share during 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 16

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Year Ended December 31, 2016			Year Ended December 31, 2015

	Principal Balance	Income/ Expense	Yield/Rate	Principal Balance	Income/ Expense	Yield/Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$22,180	$73	0.33%	$19,187	$13	0.07%
Securities	723,044	21,102	2.92%	634,232	18,018	2.84%
Loans and Leases	1,904,779	86,756	4.55%	1,483,752	67,109	4.52%
Total Interest Earning Assets	$2,650,003	$107,931	4.07%	$2,137,171	$85,140	3.98%

Liabilities
Demand Deposit Accounts	$513,199			$430,312
IB Demand, Savings, and
MMDA Accounts	$1,322,593	$2,515	0.19%	$1,045,079	$1,343	0.13%
Time Deposits	414,100	2,672	0.65%	350,522	2,633	0.75%
FHLB Advances and Other Borrowings	242,483	3,274	1.35%	178,767	2,092	1.17%
Total Interest-Bearing Liabilities	$1,979,176	$8,461	0.43%	$1,574,368	$6,068	0.39%

Cost of Funds			0.32%			0.28%
Net Interest Income		$99,470			$79,072
Net Interest Margin			3.75%			3.70%

During the year ended December 31, 2016, net interest income totaled $94,904,000 representing an increase of $19,352,000 or 26% from the year ended December 31, 2015 net interest income of $75,552,000. The tax equivalent net interest margin for the year ended December 31, 2016 was 3.75% compared to 3.70% in 2015. The increase in the net interest margin during 2016 was primarily attributable to an increase in the amount of accretion of loan discounts on acquired loans combined with an increased loan yield stemming largely from the addition of the River Valley loan portfolio and a securities portfolio mix shift to a higher percentage of total securities in non-taxable securities rather than in taxable securities, partially offset by a higher cost of funds. Accretion of loan discounts on acquired loans contributed approximately 13 basis points to the net interest margin in 2016 compared with approximately 4 basis points in 2015.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 16

The Company recorded a $1,200,000 provision for loan loss during 2016 compared with no provision during the year ended December 31, 2015.

During the year ended December 31, 2016, non-interest income increased approximately 17% from the year ended December 31, 2015. The increase during 2016 compared with 2015 was largely the result of the acquisition of River Valley and an increase in the level of gains on the sale of securities. The year ended December 31, 2016 included ten months of River Valley operations while 2015 had no operations of River Valley included.

	Year Ended	Year Ended
Non-interest Income	12/31/2016	12/31/2015
(dollars in thousands)

Trust and Investment Product Fees	$4,644	$3,957
Service Charges on Deposit Accounts	5,973	4,826
Insurance Revenues	7,741	7,489
Company Owned Life Insurance	987	846
Interchange Fee Income	2,532	2,127
Other Operating Income	4,798	4,515
Subtotal	26,675	23,760
Net Gains on Loans	3,359	2,959
Net Gains on Securities	1,979	725
Total Non-interest Income	$32,013	$27,444

During 2016, the Company realized net gains on the sale of securities of $1,979,000 related to the sale of $100.1 million of securities compared with a net gain on the sale of securities of $725,000 in 2015 related to the sale of $18.3 million of securities.

During 2016, non-interest expense increased $15,261,000, or 25%, compared with 2015. During 2016, the Company recorded costs related to the River Valley merger transaction that totaled $4,318,000. The majority of the remainder of the increase in operating expenses during 2016 compared with 2015 were related to the operating costs of River Valley.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 16

	Year Ended	Year Ended
Non-interest Expense	12/31/2016	12/31/2015
(dollars in thousands)

Salaries and Employee Benefits	$43,961	$35,042
Occupancy, Furniture and Equipment Expense	8,558	6,812
FDIC Premiums	1,151	1,144
Data Processing Fees	5,686	3,541
Professional Fees	3,672	2,661
Advertising and Promotion	2,657	3,669
Intangible Amortization	1,062	790
Other Operating Expenses	9,840	7,667
Total Non-interest Expense	$76,587	$61,326

Salaries and benefits increased $8,919,000, or 25%, in 2016 compared with 2015. Included in the increase in 2016 was $1,934,000 of merger costs related to the settlement of various employment and benefit arrangements. The remainder of the increase was largely related to a higher number of full-time equivalent employees stemming from the acquisition of River Valley.

Occupancy, furniture and equipment expense increased $1,746,000, or 26%, in 2016 compared with 2015. This increase was related to the operation of River Valley's 15 branch network during 2016.

Data processing fees increased $2,145,000, or 61%, in 2016 compared with 2015. Included in the increase was $1,288,000 of merger costs related to the consolidation of various data processing and information systems.

Professional fees increased $1,011,000, or 38%, in 2016 compared with 2015. Included in the increase in 2016 was $770,000 of merger related costs.

Advertising and promotion declined $1,012,000, or 28%, during 2016 compared with 2015. The decline in advertising and promotion during 2016 compared with 2015 was related to the recognition of a $1,750,000 contribution expense during 2015 in connection with the donation of a building and accompanying real estate to an economic development foundation in one of the Company's market areas.

Other operating expenses increased $2,173,000, or 28%, in 2016 compared with 2015. Included in the increase in 2016 was $284,000 of merger related costs. The inclusion of River Valley's operations was the primary driver of the remainder of the increase.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 16

Results of Operations Highlights – Quarter ended December 31, 2016

Net income for the quarter ended December 31, 2016 totaled $10,065,000, or $0.66 per share, which represented a decline of approximately 1% on a per share basis compared with the third quarter 2016 net income of $10,185,000, or $0.67 per share, and represented an increase of approximately 14% on a per share basis compared with the fourth quarter 2015 net income $7,712,000 or $0.58 per share. The results of operations during both the third and fourth quarters of 2016 fully included the operations of River Valley.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31, 2016			September 30, 2016			December 31, 2015

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$19,738	$12	0.24%	$22,709	$25	0.44%	$17,502	$3	0.07%
Securities	737,619	5,582	3.03%	734,869	5,426	2.95%	639,352	4,697	2.94%
Loans and Leases	2,004,983	22,734	4.51%	1,982,291	22,475	4.51%	1,540,491	17,294	4.46%
Total Interest Earning Assets	$2,762,340	$28,328	4.09%	$2,739,869	$27,926	4.07%	$2,197,345	$21,994	3.98%

Liabilities
Demand Deposit Accounts	$559,597			$522,994			$444,951
IB Demand, Savings, and
MMDA Accounts	$1,412,398	$708	0.20%	$1,363,654	$671	0.20%	$1,080,603	$357	0.13%
Time Deposits	412,151	675	0.65%	416,968	652	0.62%	344,820	617	0.71%
FHLB Advances and Other Borrowings	217,033	829	1.52%	274,365	851	1.23%	183,603	611	1.32%
Total Interest-Bearing Liabilities	$2,041,582	$2,212	0.43%	$2,054,987	$2,174	0.42%	$1,609,026	$1,585	0.39%

Cost of Funds			0.32%			0.32%			0.29%
Net Interest Income		$26,116			$25,752			$20,409
Net Interest Margin			3.77%			3.75%			3.69%

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 16

During the quarter ended December 31, 2016, net interest income totaled $24,889,000 representing an increase of $329,000, or 1%, from the quarter ended September 30, 2016 net interest income of $24,560,000 and an increase of $5,451,000, or 28%, compared with the quarter ended December 31, 2015 net interest income of $19,438,000.

The tax equivalent net interest margin for the quarter ended December 31, 2016 was 3.77% compared with 3.75% in the third quarter of 2016 and 3.69% in the fourth quarter of 2015. Accretion of loan discounts on acquired loans contributed approximately 13 basis points to the net interest margin on an annualized basis in the fourth quarter of 2016, 9 basis points in the third quarter of 2016, and 2 basis points in the fourth quarter of 2015.

During the quarters ended December 31, 2016, September 30, 2016, and December 31, 2015, the Company recorded no provision for loan loss. The lack of recording a provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended December 31, 2016, non-interest income totaled $8,357,000, a decline of less than 1% compared with the quarter ended September 30, 2016, and an increase of $1,933,000, or 30%, compared with the fourth quarter of 2015. The increase during the fourth quarter of 2016 compared with the fourth quarter of 2015 was largely the result of the acquisition of River Valley.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	12/31/2016	9/30/2016	12/31/2015
(dollars in thousands)

Trust and Investment Product Fees	$1,209	$1,191	$983
Service Charges on Deposit Accounts	1,594	1,612	1,232
Insurance Revenues	1,748	1,661	1,677
Company Owned Life Insurance	278	247	229
Interchange Fee Income	708	688	534
Other Operating Income	1,515	1,523	1,174
Subtotal	7,052	6,922	5,829
Net Gains on Loans	752	1,004	595
Net Gains on Securities	553	458	—
Total Non-interest Income	$8,357	$8,384	$6,424

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 16

Net gains on sales of loans decreased $252,000, or 25%, during the fourth quarter of 2016 compared with the third quarter of 2016 and increased $157,000, or 26%, compared with the fourth quarter of 2015. Loan sales totaled $37.9 million during the fourth quarter of 2016, compared with $34.4 million during the third quarter of 2016 and $21.9 million during the fourth quarter of 2015. The decline in net gain during the fourth quarter of 2016 compared with the third quarter of 2016 was primarily related to the decline in value of open commitments to sell loans in future periods.

During the quarter ended December 31, 2016, non-interest expense totaled $19,355,000, an increase of $702,000, or 4%, compared with the quarter ended September 30, 2016, and an increase of $4,143,000, or 27%, compared with the fourth quarter of 2015. The increase during the fourth quarter of 2016 compared with the fourth quarter of 2015 was largely the result of the acquisition of River Valley.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	12/31/2016	9/30/2016	12/31/2015
(dollars in thousands)

Salaries and Employee Benefits	$11,604	$10,572	$8,960
Occupancy, Furniture and Equipment Expense	2,229	2,224	1,663
FDIC Premiums	111	373	294
Data Processing Fees	1,079	1,261	933
Professional Fees	797	777	588
Advertising and Promotion	797	687	544
Intangible Amortization	262	280	160
Other Operating Expenses	2,476	2,479	2,070
Total Non-interest Expense	$19,355	$18,653	$15,212

Salaries and benefits increased $1,032,000, or 10%, during the quarter ended December 31, 2016 compared with the third quarter of 2016 and increased $2,644,000, or 30%, compared with the fourth quarter of 2015. The increase in salaries and benefits during the fourth quarter of 2016 compared with the third quarter of 2016 was attributable to increased costs related to the Company's employee benefit plans including incentive compensation, retirement, and health insurance plans.

FDIC premiums declined $262,000, or 70%, during the quarter ended December 31, 2016 compared with the third quarter of 2016 and declined $183,000, or 62%, compared with the fourth quarter of 2015. The decline

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

12 of 16

in the fourth quarter of 2016 compared with both the third quarter of 2016 and the fourth quarter of 2015 was primarily due to a reduction in FDIC assessment rates.

Data processing fees declined $182,000, or 14%, in the fourth quarter of 2016 compared with the third quarter of 2016 and increased $146,000, or 16%, compared with the fourth quarter of 2015. The decline during the fourth quarter of 2016 compared with third quarter of 2016 was primarily related to charges associated with the acquisition of River Valley that were incurred during the third quarter of 2016.

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 51 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31, 2016	September 30, 2016	December 31, 2015
ASSETS
Cash and Due from Banks	$48,467	$38,329	$36,062
Short-term Investments	16,349	16,455	15,947
Interest-bearing Time Deposits with Banks	—	744	—
Investment Securities	709,786	732,911	637,935

Loans Held-for-Sale	15,273	12,967	10,762

Loans, Net of Unearned Income	1,989,955	2,002,380	1,564,347
Allowance for Loan Losses	(14,808)	(15,154)	(14,438)
Net Loans	1,975,147	1,987,226	1,549,909

Stock in FHLB and Other Restricted Stock	13,048	13,048	8,571
Premises and Equipment	48,230	48,074	37,817
Goodwill and Other Intangible Assets	56,893	56,767	21,819
Other Assets	72,801	73,019	54,879
TOTAL ASSETS	$2,955,994	$2,979,540	$2,373,701

LIABILITIES
Non-interest-bearing Demand Deposits	$571,989	$534,620	$465,357
Interest-bearing Demand, Savings, and Money Market Accounts	1,399,381	1,361,522	1,054,983
Time Deposits	378,181	433,521	306,036
Total Deposits	2,349,551	2,329,663	1,826,376

Borrowings	258,114	279,110	273,323
Other Liabilities	18,062	29,776	21,654
TOTAL LIABILITIES	2,625,727	2,638,549	2,121,353

SHAREHOLDERS' EQUITY
Common Stock and Surplus	187,005	186,519	123,424
Retained Earnings	149,666	142,347	125,112
Accumulated Other Comprehensive Income (Loss)	(6,404)	12,125	3,812
TOTAL SHAREHOLDERS' EQUITY	330,267	340,991	252,348

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,955,994	$2,979,540	$2,373,701

END OF PERIOD SHARES OUTSTANDING	15,261,431	15,257,849	13,278,824

TANGIBLE BOOK VALUE PER SHARE (1)	$17.91	$18.63	$17.36

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Year Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
INTEREST INCOME
Interest and Fees on Loans	$22,557	$22,311	$17,202	$86,202	$66,740
Interest on Short-term Investments and Time Deposits	12	25	3	74	13
Interest and Dividends on Investment Securities	4,532	4,398	3,818	17,089	14,867
TOTAL INTEREST INCOME	27,101	26,734	21,023	103,365	81,620

INTEREST EXPENSE
Interest on Deposits	1,383	1,323	974	5,187	3,976
Interest on Borrowings	829	851	611	3,274	2,092
TOTAL INTEREST EXPENSE	2,212	2,174	1,585	8,461	6,068

NET INTEREST INCOME	24,889	24,560	19,438	94,904	75,552
Provision for Loan Losses	—	—	—	1,200	—
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	24,889	24,560	19,438	93,704	75,552

NON-INTEREST INCOME
Net Gain on Sales of Loans	752	1,004	595	3,359	2,959
Net Gain on Securities	553	458	—	1,979	725
Other Non-interest Income	7,052	6,922	5,829	26,675	23,760
TOTAL NON-INTEREST INCOME	8,357	8,384	6,424	32,013	27,444

NON-INTEREST EXPENSE
Salaries and Benefits	11,604	10,572	8,960	43,961	35,042
Other Non-interest Expenses	7,751	8,081	6,252	32,626	26,284
TOTAL NON-INTEREST EXPENSE	19,355	18,653	15,212	76,587	61,326

Income before Income Taxes	13,891	14,291	10,650	49,130	41,670
Income Tax Expense	3,826	4,106	2,938	13,946	11,606

NET INCOME	$10,065	$10,185	$7,712	$35,184	$30,064

BASIC EARNINGS PER SHARE	$0.66	$0.67	$0.58	$2.36	$2.27
DILUTED EARNINGS PER SHARE	$0.66	$0.67	$0.58	$2.36	$2.27

WEIGHTED AVERAGE SHARES OUTSTANDING	15,258,378	15,257,814	13,275,915	14,926,091	13,255,002
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	15,258,378	15,257,814	13,280,058	14,927,410	13,258,916

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Year Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2016	2016	2015	2016	2015
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.36%	1.38%	1.33%	1.24%	1.33%
	Annualized Return on Average Equity	11.90%	12.07%	12.36%	10.94%	12.47%
	Net Interest Margin	3.77%	3.75%	3.69%	3.75%	3.70%
	Efficiency Ratio (1)	56.15%	54.64%	56.69%	58.25%	57.57%
	Net Overhead Expense to Average Earning Assets (2)	1.59%	1.50%	1.60%	1.68%	1.59%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.07%	0.03%	0.09%	0.04%	0.03%
	Allowance for Loan Losses to Period End Loans	0.74%	0.76%	0.92%
	Non-performing Assets to Period End Assets	0.14%	0.18%	0.15%
	Non-performing Loans to Period End Loans	0.19%	0.25%	0.21%
	Loans 30-89 Days Past Due to Period End Loans	0.36%	0.39%	0.22%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,970,408	$2,943,564	$2,327,377	$2,841,096	$2,267,555
	Average Earning Assets	$2,762,340	$2,739,869	$2,197,345	$2,650,003	$2,137,171
	Average Total Loans	$2,004,983	$1,982,291	$1,540,491	$1,904,779	$1,483,752
	Average Demand Deposits	$559,597	$522,994	$444,951	$513,199	$430,312
	Average Interest Bearing Liabilities	$2,041,583	$2,054,987	$1,609,026	$1,979,176	$1,574,368
	Average Equity	$338,270	$337,449	$249,661	$321,520	$241,017

	Period End Non-performing Assets (3)	$4,037	$5,452	$3,455
	Period End Non-performing Loans (4)	$3,795	$5,097	$3,286
	Period End Loans 30-89 Days Past Due (5)	$7,109	$7,776	$3,460

	Tax Equivalent Net Interest Income	$26,116	$25,752	$20,409	$99,470	$79,072
	Net Charge-offs during Period	$346	$150	$332	$830	$491

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.